EXHIBIT 99.1
                                                                 ------------



                           BIOFORCE NANOSCIENCES, INC.
                              FINANCIAL STATEMENTS

                            October 31, 2005 and 2004

                           BIOFORCE NANOSCIENCES, INC.
                                 Balance Sheets
                                   (Unaudited)

                                     ASSETS
                                                    October 31,    October 31,
                                                        2005           2004
                                                    -----------    -----------
URRENT ASSETS

   Cash                                             $    29,759    $   137,325
   Prepaid expenses                                      11,995           --
   Accounts receivable - trade, net                      15,166         61,277
                                                    -----------    -----------

     Total Current Assets                                56,920        198,602
                                                    -----------    -----------

FIXED ASSETS, NET                                       616,870        257,337
                                                    -----------    -----------

OTHER ASSETS

   Patents and trademarks, net                          439,310        337,723
                                                    -----------    -----------

     Total Other Assets                                 439,310        337,723
                                                    -----------    -----------

     TOTAL ASSETS                                   $ 1,113,100    $   793,662
                                                    ===========    ===========

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)


CURRENT LIABILITIES

   Accounts payable and accrued expenses            $   172,881    $    91,631
                                                    -----------    -----------

     Total Current Liabilities                          172,881         91,631
                                                    -----------    -----------

LONG-TERM DEBT                                        1,498,490        649,589
                                                    -----------    -----------

     Total Liabilities                                1,671,371        741,220
                                                    -----------    -----------

   Commitments and Contingencies                           --             --

STOCKHOLDERS' EQUITY (DEFICIT)

   Preferred stock: par value $0.01 per share;
    1,000,000 shares authorized, no shares issued
    and outstanding                                        --             --
   Common stock: $0.01 par value 24,000,000 shares
    authorized; 11,142,300 and 10,314,500 shares
    issued and outstanding, respectively                111,423        103,145
   Additional paid-in capital                         4,665,324      3,460,284
   Treasury stock                                        (2,500)        (2,500)
   Accumulated deficit                               (5,332,518)    (3,508,487)
                                                    -----------    -----------

     Total Stockholders' Equity (Deficit)              (558,271)        52,442
                                                    -----------    -----------

     TOTAL LIABILITIES AND STOCKHOLDERS'
       EQUITY (DEFICIT)                             $ 1,113,100    $   793,662
                                                    ===========    ===========


   The accompanying notes are an integral part of these financial statements.

                           BIOFORCE NANOSCIENCES, INC.
                            Statements of Operations
                                   (Unaudited)

                                       For the Ten Months Ended
                                             October 31,
                                        2005             2004
                                     ------------    ------------
REVENUE

   Sales                             $    114,064    $    110,173
                                     ------------    ------------

     Total Revenue                        114,064         110,173
                                     ------------    ------------

COST OF SALES                             101,262          26,033
                                     ------------    ------------

Gross Profit                               12,802          84,140
                                     ------------    ------------

EXPENSES

   General and administrative           1,538,078         889,695
   Depreciation and amortization          135,538          78,554
                                     ------------    ------------

     Total Expenses                     1,673,616         968,249
                                     ------------    ------------

LOSS FROM OPERATIONS                   (1,660,814)       (884,109)
                                     ------------    ------------

OTHER INCOME (EXPENSES)

   Other income                             3,257          40,216
   Interest expense                       (30,056)        (12,935)
                                     ------------    ------------

     Total Other Income (Expenses)        (26,799)         27,281
                                     ------------    ------------

NET LOSS                             $ (1,687,613)   $   (856,828)
                                     ============    ============

BASIC LOSS PER SHARE

   Loss per share                    $      (0.15)   $      (0.09)
                                     ============    ============

WEIGHTED AVERAGE NUMBER OF SHARES
 OUTSTANDING                           10,988,128       9,963,393
                                     ============    ============


   The accompanying notes are an integral part of these financial statements.


                           BIOFORCE NANOSCIENCES, INC.
                            Statements of Cash Flows
                                   (Unaudited)


                                                                     For the Ten Months Ended
                                                                            October 31,
                                                                        2005           2004
                                                                    -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                         $(1,687,613)   $  (856,828)
   Adjustments to reconcile net loss to net cash used
    by operating activities:
     Depreciation and amortization                                      135,538         78,554
   Changes in operating assets and liabilities:
     (Increase) decrease in accounts receivable                          (1,445)       (60,198)
     (Increase) decrease in prepaid expenses                            (11,995)          --
     Increase (decrease) in accounts payable and accrued expenses       120,204       (266,482)
                                                                    -----------    -----------

       Net Cash Used by Operating Activities                         (1,445,311)    (1,104,954)
                                                                    -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES

   Purchase of fixed assets and patent costs                           (463,639)       (62,646)
                                                                    -----------    -----------

       Net Cash Used by Investing Activities                           (463,639)       (62,646)
                                                                    -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES

   Proceeds from notes payable                                          849,312        549,589
   Common stock issued for cash                                         590,200        754,388
                                                                    -----------    -----------

       Net Cash Provided by Financing Activities                      1,439,512      1,303,977
                                                                    -----------    -----------

NET CHANGE IN CASH                                                     (469,438)       136,377

CASH AT BEGINNING OF YEAR                                               499,197            948
                                                                    -----------    -----------

CASH AT END OF YEAR                                                 $    29,759    $   137,325
                                                                    ===========    ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION:

   Interest paid                                                    $      --      $      --
   Income taxes paid                                                $      --      $      --

                           BIOFORCE NANOSCIENCES, INC.
                        Notes to the Financial Statements



NOTE 1 - BASIS OF FINANCIAL STATEMENT PRESENTATION
--------------------------------------------------

     The accompanying unaudited condensed financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted in accordance with such rules and regulations. The information furnished in the interim condensed financial statements include normal recurring adjustments and reflects all adjustments, which, in the opinion of management, are necessary for a fair presentation of such financial statements. Operating results for the ten months ended October 31, 2005 and 2004 are not necessarily indicative of the results that may be expected for the years ending December 31, 2005 and 2004.

                           BIOFORCE NANOSCIENCES, INC.

                            FINANCIAL STATEMENTS AND
                          INDEPENDENT AUDITOR'S REPORT
                                DECEMBER 31, 2004

                                    CONTENTS


                                                                        PAGE
                                                                        ----

Independent Auditor's Report on the Financial Statements                 1

Balance Sheet                                                            2

Statement of Operations                                                  3

Statement of Stockholders' Equity                                        4

Statement of Cash Flows                                                  5

Notes to Financial Statements                                            6

                       INDEPENDENT AUDITOR'S REPORT ON THE
                              FINANCIAL STATEMENTS

To the Board of Directors
BioForce Nanosciences, Inc.
Ames, Iowa

We have audited the accompanying balance sheet of BioForce Nanosciences, Inc. (a Delaware Corporation) as of December 31, 2004 and the related statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BioForce Nanosciences, Inc. as of December 31, 2004, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.



/s/ McGowan Hurst Clark & Smith
-------------------------------
West Des Moines, Iowa
February 17, 2005

                           BIOFORCE NANOSCIENCES, INC.
                                  BALANCE SHEET
                                DECEMBER 31, 2004



                                     ASSETS

 CURRENT ASSETS
     Cash and cash equivalents                                    $  499,197
     Accounts receivable - trade                                      13,721
     Grant receivable                                                  4,206
                                                                  ----------
            Total current assets                                     517,124

PROPERTY AND EQUIPMENT
     Computer equipment                                               47,032
     Scientific and laboratory equipment                             576,687
     Leasehold improvements                                          125,835
     Office furniture and fixtures                                    10,273
                                                                  ----------
            Total                                                    759,827
     Less accumulated depreciation                                   364,965
                                                                  ----------
            Net property and equipment                               394,862

INTANGIBLE ASSETS
     Patent costs, net of accumulated
       amortization of $13,025                                       305,963
     Trademark and branding costs                                     27,254
                                                                  ----------
            Total intangible assets                                  333,217
                                                                  ----------





            TOTAL ASSETS                                          $1,245,203
                                                                  ==========



   The accompanying notes are an integral part of these financial statements.

                      LIABILITIES AND STOCKHOLDERS' EQUITY

 CURRENT LIABILITIES
     Accounts payable                                          $   138,928
     Accrued interest                                               14,308
     Accrued payroll taxes                                           4,905
                                                               -----------
            Total current liabilities                              158,141

LONG-TERM DEBT                                                     649,178
                                                               -----------
            Total liabilities                                      807,319

STOCKHOLDERS' EQUITY
     Common stock - $0.01 par value, 24,000,000 shares
       authorized; 10,833,955 issued; 10,771,455 outstanding       108,339
     Preferred stock - $0.01 par value, 1,000,000 shares
       authorized; no shares issued and outstanding                   --
     Additional paid-in capital                                  4,078,208
     Treasury stock - 62,500 shares, at cost                        (2,500)
     Retained deficit                                           (3,746,163)
                                                               -----------
            Total stockholders' equity                             437,884
                                                               -----------





            TOTAL LIABILITIES AND
              STOCKHOLDERS' EQUITY                             $ 1,245,203
                                                               ===========

   The accompanying notes are an integral part of these financial statements.

                           BIOFORCE NANOSCIENCES, INC.
                             STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2004


 REVENUES
     Sales, net of discounts                                  $   131,192
     Consulting income                                              6,400
                                                              -----------
                                                                  137,592

COST OF GOODS SOLD                                                 99,173
                                                              -----------

            Gross profit                                           38,419

EXPENSES
     Research and development                                   1,019,281
     Sales and marketing                                          165,040
     General and administrative                                   632,732
     Reimbursement of grant expenses                             (567,821)
                                                              -----------
                                                                1,249,232
                                                              -----------

            Loss before other income (expense)                 (1,210,813)

OTHER INCOME (EXPENSE)
     Interest and other income                                     40,504
     Interest expense                                             (15,962)
                                                              -----------
                                                                   24,542
                                                              -----------

            Net loss                                          $(1,186,271)
                                                              ===========

   The accompanying notes are an integral part of these financial statements.



                           BIOFORCE NANOSCIENCES, INC.
                        STATEMENT OF STOCKHOLDERS' EQUITY
                          YEAR ENDED DECEMBER 31, 2004


                                                                                Additional     Retained         Total
                                     Common        Preferred      Paid-In        Treasury      Earnings     Stockholders'
                                      Stock          Stock        Capital         Stock        (Deficit)        Equity
                                    -----------   -----------   -----------    -----------    -----------    -----------
Balance at December 31, 2003        $    96,748          --     $ 2,712,293    $    (2,500)   $(2,559,892)   $   246,649
     Net loss for the year                 --            --            --             --       (1,186,271)    (1,186,271)
     Issuance of 1,159,170 shares
       of common stock                   11,591          --       1,437,372           --             --        1,448,963
     Capital acquisition costs             --            --         (71,457)          --             --          (71,457)
                                    -----------   -----------   -----------    -----------    -----------    -----------
Balance at December 31, 2004        $   108,339   $      --     $ 4,078,208    $    (2,500)   $(3,746,163)   $   437,884
                                    ===========   ===========   ===========    ===========    ===========    ===========

   The accompanying notes are an integral part of these financial statements.

                           BIOFORCE NANOSCIENCES, INC.
                             STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 2004


CASH FLOWS FROM OPERATING ACTIVITIES
     Net loss                                                  $(1,186,271)
     Adjustments to reconcile net loss to net
      cash used by operating activities:
         Depreciation                                               86,489
         Amortization of intangible assets                           8,951
         Charge-off of abandoned patent and trademark costs         36,279
         Change in:
            Accounts receivable                                    (12,642)
            Grant receivable                                        (4,206)
            Accounts payable                                      (101,829)
            Accrued expenses                                      (101,684)
                                                               -----------
                Net cash used by operating activities           (1,274,913)

CASH FLOWS FROM INVESTING ACTIVITIES
     Purchases of property and equipment                           (54,973)
     Patent, trademark, and branding costs                         (80,519)
                                                               -----------
                Net cash used by investing activities             (135,492)

CASH FLOWS FROM FINANCING ACTIVITIES
     Decrease in checks disbursed in excess of cash balances       (13,030)
     Repayment of shareholder loan                                  (5,000)
     Proceeds from issuance of long-term debt                      550,000
     Repayment of long-term debt                                      (822)
     Proceeds from issuance of common stock, net of capital
       acquisition costs paid of $71,457                         1,377,506
                                                               -----------
                Net cash provided by financing activities        1,908,654
                                                               -----------

Net increase in cash                                               498,249

CASH AND CASH EQUIVALENTS - beginning of year                          948
                                                               -----------

CASH AND CASH EQUIVALENTS - end of year                        $   499,197
                                                               ===========

 SUPPLEMENTAL DISCLOSURES
      Non-cash Investing Activities:
          Patent costs and equipment purchases included
             in accounts payable                               $   113,338
                                                               ===========


   The accompanying notes are an integral part of these financial statements.

                           BIOFORCE NANOSCIENCES, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE A - CONTINUITY OF OPERATIONS
---------------------------------

     The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. Due to the research and development nature of the Company, it has sustained significant operating losses in recent years. As a result of these losses, the Company is dependent upon continued grant receipts and debt and equity financing to fund its future operations. The Company also anticipates product sales of its NanoArrayerTM system will be used to fund future operations.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------

     BUSINESS ACTIVITY - The Company provides ultraminiaturized bioanalytical devices and methods embodied in the NanoArrayerTM system. This technology is applicable to drug discovery, proteomics, genomics, clinical diagnostics, environmental testing, biodefense and health care. The Company also provides a series of products to the Atomic Force Microscopy (AFM) industry under the product category "AFM Solutions."

     CASH AND CASH EQUIVALENTS - For the purposes of the statement of cash flows, the Company considers all investments with original maturities of three months or less to be cash equivalents.

     ACCOUNTS RECEIVABLE - Accounts receivable are uncollateralized customer obligations due under normal trade terms requiring payment within thirty days from the invoice date and are stated at the amount billed. Payments of accounts receivable are allocated to the specific invoices identified on the customer's remittance advice or, if unspecified, are applied to the earliest unpaid invoices. Management periodically reviews accounts receivable balances for uncollectible amounts. No allowance for uncollectible amounts is considered necessary at December 31, 2004.

     PROPERTY AND EQUIPMENT - Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Depreciation expense for the year ended December 31, 2004 totaled $86,489.

     INTANGIBLE ASSETS - Intangible assets consist primarily of patent costs. Patent costs are costs incurred to develop and file patent applications. Trademark and branding costs are costs incurred to develop trademark and brand name applications. If the patents or trade names are approved, the costs are amortized, using the straight-line method, over the shorter of the estimated lives of the technology or the patent/trade name. Amortization expense for the year ended December 31, 2004 totaled $8,951. Unsuccessful patent and trade name application costs are expensed as incurred. During 2004, costs totaling $36,279 for unsuccessful and abandoned patents and trademarks were expensed.

     Management assesses the carrying values of long-lived assets for impairment when circumstances warrant such a review. In performing this assessment, management considers current market analysis and appraisal of the technology, along with estimates of future cash flows and projected operating information. The Company recognizes impairment losses when undiscounted cash flows estimated to be generated from long-lived assets are less than the amount of unamortized assets. Based on its evaluation, the Company has determined that no impairment charge to the intangible assets was necessary for the year ended December 31, 2004.

---------------------------------------------------

     ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

     INCOME TAXES - The Company uses the "liability method" of accounting for income taxes. Accordingly, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. The temporary differences relate, principally, to benefits of net operating losses that are available to offset future taxable income. Income tax expense is the current tax payable for the year plus or minus the change during the year in deferred tax assets or liabilities.

     The Company has unused net operating loss and research and development credit carryforwards totaling approximately $3,546,000 and $127,800, respectively, at December 31, 2004 that are available to apply against future taxable income. The net operating loss carryforwards and research and development credits begin to expire in 2021. As the Company's ability to use these loss carryforwards is uncertain, the Company has established a valuation allowance equal to the deferred tax asset generated by the net operating loss and research and development credit carryforwards. The valuation allowance increased by $247,458 during 2004.

     Deferred tax assets consisted of the following at December 31, 2004:

       Deferred tax asset arising from net operating
       loss and research and development credit carryforwards      $ 837,005
       Valuation allowance                                          (837,005)
                                                                   ---------
          Net deferred tax asset                                   $    --
                                                                   =========

     CONCENTRATIONS OF RISK - During 2004, a portion of the Company's research and development costs were funded by various grants received from the U.S. National Institute of Health. Federal grant revenue during 2004 totaled $567,821.

     The Company occasionally maintains amounts on deposit with a local financial institution which are in excess of the federally insured limit of $100,000. Statement of Financial Accounting Standards No. 105 identifies this as a concentration of credit risk requiring disclosure, regardless of the degree of risk. The risk is managed by maintaining all deposits in high quality financial institutions. Amounts in excess of federally insured limits totaled approximately $387,000 at December 31, 2004.

     ADVERTISING - Advertising costs are expensed as incurred. Advertising expenses totaled $17,892 for the year ended December 31, 2004.

     RESEARCH AND DEVELOPMENT COSTS - Research and development costs are expensed as incurred.

                           BIOFORCE NANOSCIENCES, INC.
                          NOTES TO FINANCIAL STATEMENTS


NOTE C - LONG-TERM DEBT
-----------------------

     The Company received $100,000 during 2003 under a Community Economic Betterment Account (CEBA) Venture project royalty agreement with Iowa Department of the Economic Development. The agreement requires the Company to pay an annual royalty equal to one percent of prior-year total gross revenues, paid in equal semi-annual payments, until a total repayment of $200,000 has been reached. The estimated total repayment for 2005 is $1,300. Due to the nature of the repayments, future maturities beyond 2005 are undeterminable. The balance due at December 31, 2004 is $99,178.

     On January 9, 2004, the Company entered into a note and warrant purchase agreement with a shareholder. The Company received funds totaling $550,000 under the convertible note terms of this agreement. The first convertible loan, in the amount of $350,000, requires interest at three percent compounded annually, to be repaid in quarterly payments beginning May 1, 2004. The principal and any accrued interest are due upon the note maturity at January 15, 2009, unless it has been voluntarily converted to securities by the shareholder prior to the maturity date. No interest payments were made during 2004, at the request of the shareholder. Interest expense totaled $11,962 during 2004, which is included in accrued interest at December 31, 2004.

     The second convertible loan under this agreement, in the amount of $200,000, requires interest compounded at three percent annually, to be repaid in quarterly payments beginning August 1, 2004. This note matures April 30, 2009, at which time the entire balance of unpaid principal and interest are due, unless it has been voluntarily converted to securities by the shareholder prior to the maturity date. No interest payments were made during 2004, at the request of the shareholder. Interest expense totaled $4,000 during 2004, which is included in accrued interest at December 31, 2004.

     The notes will automatically convert to securities upon BioForce's sale or issuance of common stock, preferred stock or other securities convertible to common stock for cash which results in receipt by the Company of at least $3,500,000 in proceeds. The conversion rate of the notes is $2.00 per share. In addition, as an inducement for the shareholder to convert the notes, but subject to certain exceptions, the Company is required to issue to the shareholder upon such conversion, a warrant to purchase the number of shares of common stock that is equal to the product of the number of shares actually issued upon conversion of the notes times 0.4. The exercise price per share for such warrant will be $.01. If the notes are not converted to shares prior to maturity, but repaid in full by the Company, the principal amount accrues interest at an additional five percent annually. As the Company anticipates that the notes will convert to equity securities prior to the maturity date, no interest expense has been recorded for the additional five percent contingent interest. Contingent interest totaled $23,438 at December 31, 2004.

                           BIOFORCE NANOSCIENCES, INC.
                          NOTES TO FINANCIAL STATEMENTS


NOTE D - COMMON STOCK WARRANTS
------------------------------

     At December 31, 2004, the Company had outstanding warrants that allow the holders to purchase up to 856,515 shares of the Company's common stock at prices ranging from $0.30 to $1.25 per share. The warrants expire at various dates from May 2006 to November 2009.

NOTE E - STOCK OPTION PLAN
--------------------------

     The Company has two active stock option incentive plans, the 2003 Stock Option Plan and the 2000 Stock Option Plan. Under both plans, the option exercise price must be at least 100% of the fair market value (as defined by the Plan) of the share on the date of grant of option, however, in the event the participant is an employee and owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any parent and subsidiary corporations immediately before the grant, the purchase price can not be less than 110% of the fair market value of a share on the grant date. The term of an option is fixed upon issuance and cannot exceed 10 years.

     Under the terms of the 2000 Stock Option Plan, options may be granted to officers, directors and employees to purchase up to an aggregate of 850,000 shares of the Company's common stock. The Company previously granted options under the 2000 Stock Option Plan to certain employees at an exercise price of $1 per share. No options were issued under the 2000 Stock Option Plan during 2004. Stock options vest at a rate determined by the Plan Administrator, generally over three years. There are unexercised outstanding stock options for 143,500 shares at December 31, 2004. At December 31, 2004, options for 100,166 shares were vested. At December 31, 2004, the weighted average remaining contractual life is 8 years for the outstanding unexercised options. Options for 706,500 shares were available for future grants at December 31, 2004; however, management does not anticipate granting any additional options from this Plan.

     Under the terms of the 2003 Stock Option Plan, options may be granted to officers, directors and employees to purchase up to an aggregate of 1,000,000 shares of the Company's common stock. The Company has previously granted options to certain employees, at an exercise price of $1 per share. Options for an additional 60,000 shares were issued during 2004. Stock options vest at a rate determined by the Plan Administrator, generally over four years. There are unexercised outstanding stock options for 90,000 shares at December 31, 2004, including vested options for 10,000 shares. At December 31, 2004, the weighted average remaining contractual life is 9.5 years for the outstanding unexercised options. Options for 910,000 shares were available for future grants at December 31, 2004.

                           BIOFORCE NANOSCIENCES, INC.
                          NOTES TO FINANCIAL STATEMENTS


NOTE E - STOCK OPTION PLAN - Continued
--------------------------

     As allowed by SFAS No. 123, "Accounting for Stock-Based Compensation," the Company accounts for stock options and similar equity instruments under Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." Entities that elect to continue to account for stock options using APB Opinion No. 25 are required to make pro-forma disclosure of net earnings, as if the fair value-based method of accounting defined in SFAS No. 123 had been applied. As the Company is a nonpublic entity, it is permitted Under SFAS 123 to use the "minimum value" method to value stock options. Under the "minimum value" method expected volatility is effectively zero. Had the Company determined compensation cost based on the fair value at the grant date for stock options under SFAS 123, the Company's net income would have been as indicated below:

       Net loss - as reported                            $ (1,186,271)
       Net loss - pro forma                              $ (1,193,281)

     The fair value of each option granted is estimated on the date of grant using the Black-Scholes option valuation model with the following weighted average assumption used: risk-free interest rates ranging from 2.72% to 4.875%, dividend yield of 0.00%, effective expected volatility of 0.00%, and expected lives of 7 years. The effects of applying SFAS 123 may not be representative of the effects on reported net earnings for future years.

     A summary of the status of the Company's stock option plans as of December 31, 2004 and the changes during the year are presented below:

                                                                  Shares
                                                              ----------------

       Unexercised options, beginning of year                       226,416
       Stock options issued during the year                          60,000
       Stock options expired                                        (52,916)
       Stock options exercised                                         --
                                                              ----------------
       Unexercised options, end of year                             233,500
                                                              ================

NOTE F - COMMITMENTS
--------------------

     The Company leases its office and laboratory space under an agreement which expires February 2005. Subsequent to December 31, the Company entered into a new lease agreement for office and laboratory space expiring during 2007. Lease expense totaled $71,729 during 2004. Future minimum lease payments are as follows for the years ending December 31,:

                 2005                                          $     60,181
                 2006                                          $     63,000
                 2007                                          $      5,250

                           BIOFORCE NANOSCIENCES, INC.
                          NOTES TO FINANCIAL STATEMENTS


NOTE F - COMMITMENTS - Continued
--------------------

     The Company has agreed to make severance payments to two employees if the Company terminates their employment. The total commitment under these agreements, excluding benefits, was approximately $105,000 at December 31, 2004.

     The company has entered into agreements with two vendors to purchase equipment to build NanoArrayerTM systems. The purchase commitments related to these agreements totaled $72,450 at December 31, 2004.

NOTE G - PENSION PLAN
---------------------

     The Company sponsors a 401(k) defined contribution plan for employees meeting certain age and service requirements. Employer contributions to the plan are made on a discretionary basis. No employer contributions were made to the plan during 2004.

NOTE H - SUBSEQUENT EVENTS
--------------------------

     During February 2005, the Company issued a private placement memorandum offering up to 3,555,555 shares of its common stock at the price of $2.25 per share.

                           BIOFORCE NANOSCIENCES, INC.

                            FINANCIAL STATEMENTS AND
                          INDEPENDENT AUDITOR'S REPORT
                           DECEMBER 31, 2003 AND 2002

                                    CONTENTS
                                    --------

                                                                         PAGE

Independent Auditor's Report on the Financial Statements                   1

Balance Sheets                                                             2

Statements of Operations                                                   3

Statements of Stockholders' Equity                                         4

Statements of Cash Flows                                                   5

Notes to Financial Statements                                              6

                       INDEPENDENT AUDITOR'S REPORT ON THE
                              FINANCIAL STATEMENTS

To the Board of Directors
BioForce Nanosciences, Inc.
Ames, Iowa

We have audited the accompanying balance sheets of BioForce Nanosciences, Inc. (a Delaware Corporation) as of December 31, 2003 and 2002 and the related statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BioForce Nanosciences, Inc. as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.



/s/ McGowan Hurst Clark & Smith
-------------------------------
West Des Moines, Iowa
February 20, 2004

                           BIOFORCE NANOSCIENCES, INC.
                                 BALANCE SHEETS
                           DECEMBER 31, 2003 AND 2002

                                     ASSETS
                                     ------
                                                                         2003         2002
                                                                      ----------   ----------
CURRENT ASSETS
     Cash and cash equivalents                                        $      948   $1,073,922
     Funds held for others                                               213,600         --
     Accounts receivable - trade                                           1,079       22,392
     Grant receivable                                                       --         12,923
                                                                      ----------   ----------
            Total current assets                                         215,627    1,109,237

PROPERTY AND EQUIPMENT
     Computer equipment                                                   41,650       41,084
     Scientific and laboratory equipment                                 527,096      513,413
     Leasehold improvements                                               25,835       25,835
     Office furniture and fixtures                                        10,273        8,293
                                                                      ----------   ----------
            Total                                                        604,854      588,625
     Less accumulated depreciation                                       278,476      188,233
                                                                      ----------   ----------
            Net property and equipment                                   326,378      400,392

INTANGIBLE ASSETS
     Patent costs, net of accumulated amortization of $4,074 (2003)      266,668      147,199
     Trademark and branding costs                                         17,922       14,045
                                                                      ----------   ----------
            Total other assets                                           284,590      161,244
                                                                      ----------   ----------




            TOTAL ASSETS                                              $  826,595   $1,670,873
                                                                      ==========   ==========

   The accompanying notes are an integral part of these financial statements.


                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                           2003           2002
                                                                       -----------    -----------
CURRENT LIABILITIES
     Checks disbursed in excess of cash balances                       $    13,030    $      --
     Accounts payable                                                      127,419        191,903
     Accrued wages                                                         120,897         39,153
     Funds held for others                                                 213,600           --
     Shareholder advance                                                     5,000           --
                                                                       -----------    -----------
            Total current liabilities                                      479,946        231,056

LONG-TERM DEBT                                                             100,000           --
                                                                       -----------    -----------
            Total liabilities                                              579,946        231,056

STOCKHOLDERS' EQUITY
     Common stock - $0.01 par value, 24,000,000 shares
       authorized; 9,674,785 (2003) and 9,558,385 (2002) shares
       issued, 9,612,285 (2003) and 9,495,885 (2002) outstanding            96,748         95,584
     Additional paid-in capital                                          2,712,293      2,633,457
     Preferred stock - $0.01 par value, 1,000,000 shares authorized;
       no shares issued and outstanding                                       --             --
     Treasury stock - 62,500 shares, at cost                                (2,500)        (2,500)
     Subscription receivable - 36,202 common shares (2002)                    --          (10,861)
     Retained deficit                                                   (2,559,892)    (1,275,863)
                                                                       -----------    -----------
            Total stockholders' equity                                     246,649      1,439,817
                                                                       -----------    -----------

            TOTAL LIABILITIES AND
              STOCKHOLDERS' EQUITY                                     $   826,595    $ 1,670,873
                                                                       ===========    ===========

   The accompanying notes are an integral part of these financial statements.

                           BIOFORCE NANOSCIENCES, INC.
                            STATEMENTS OF OPERATIONS
                     YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                                 2003           2002
                                                             -----------    -----------
REVENUES
     Grant income                                            $   720,252    $   579,420
     Subcontract income                                            2,000         28,627
     Sales, net of discounts                                      80,169         85,725
     Interest and other income                                     6,438          5,310
                                                             -----------    -----------
                                                                 808,859        699,082

EXPENSES
     Salaries, employee benefits and related payroll taxes     1,305,918        926,057
     Cost of goods sold                                           15,166         28,215
     Subcontract labor                                            23,663           --
     Laboratory supplies                                         172,943        107,359
     Office supplies                                              12,457          7,615
     Professional fees                                           111,058         88,957
     Consulting fees                                             123,881        121,752
     Occupancy                                                   111,161         95,884
     Advertising and marketing                                     4,588          6,266
     Product development                                           7,750           --
     Dues and subscriptions                                       14,259          7,897
     Postage and delivery                                          8,281          6,804
     Printing and reproduction                                     8,737            728
     Travel expense                                               69,260         47,270
     Other                                                         9,449         12,643
     Depreciation                                                 90,243         76,563
     Amortization of intangible assets                             4,074           --
                                                             -----------    -----------
                                                               2,092,888      1,534,010
                                                             -----------    -----------

            Net loss                                         $(1,284,029)   $  (834,928)
                                                             ===========    ===========

   The accompanying notes are an integral part of these financial statements.

                          BIOFORCE NANOSCIENCES, INC.
                       STATEMENTS OF STOCKHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 2003 AND 2002


                                                Additional                                   Stock          Retained      Total
                                 Common          Paid-In      Preferred     Treasury      Subscription      Earnings   Stockholders'
                                  Stock          Capital        Stock        Stock         Receivable       (Deficit)     Equity
                                -----------   -----------    -----------   -----------    -----------    -----------    -----------
Balance at December 31, 2001    $    60,702   $   424,895    $      --     $      --      $      --      $  (440,935)   $    44,662

    Net loss for the year              --            --             --            --             --         (834,928)      (834,928)
    Issuance of 3,488,138              --
      shares of common stock         34,882     2,293,562           --            --         (144,805)          --        2,183,639
    Capital acquisition costs          --         (85,000)          --            --             --             --          (85,000)
    Purchase of 62,500 shares
      of treasury stock                --            --             --          (2,500)          --             --           (2,500)
    Collections on stock
      subscription recreivable         --            --             --            --          133,944           --          133,944
                                -----------   -----------    -----------   -----------    -----------    -----------    -----------

Balance at December 31, 2002         95,584     2,633,457           --          (2,500)       (10,861)    (1,275,863)     1,439,817

    Net loss for the year              --            --             --            --             --       (1,284,029)    (1,284,029)
    Issuance of 116,400 shares
      of common stock                 1,164        98,836           --            --             --             --          100,000
    Capital acquisition costs          --         (20,000)          --            --             --             --          (20,000)
    Collections on stock
      subscription receivable          --            --             --            --           10,861           --           10,861
                                -----------   -----------    -----------   -----------    -----------    -----------    -----------
Balance at December 31, 2003    $    96,748   $ 2,712,293           --     $    (2,500)   $      --      $(2,559,892)   $   246,649
                                ===========   ===========    ===========   ===========    ===========    ===========    ===========


   The accompanying notes are an integral part of these financial statements.


                           BIOFORCE NANOSCIENCES, INC.
                            STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                                        2003            2002
                                                                     -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net loss                                                        $(1,284,029)   $  (834,928)
     Adjustments to reconcile net loss to net
      cash used by operating activities:
         Depreciation                                                     90,243         76,563
         Amortization of intangible assets                                 4,074           --
         Change in:
            Accounts receivable                                           21,313         (9,846)
            Grant receivable                                              12,923        (12,923)
            Accounts payable                                            (139,639)         7,098
            Accrued wages                                                 81,744       (186,218)
                                                                     -----------    -----------
                Net cash used by operating activities                 (1,213,371)      (960,254)

CASH FLOWS FROM INVESTING ACTIVITIES
     Purchases of property and equipment                                 (16,229)      (132,729)
     Patent, trademark, and branding costs                               (52,265)       (68,982)
                                                                     -----------    -----------
                Net cash used by investing activities                    (68,494)      (201,711)

CASH FLOWS FROM FINANCING ACTIVITIES
     Checks disbursed in excess of cash balances                          13,030           --
     Shareholder advance                                                   5,000           --
     Proceeds from issuance of long-term debt                            100,000           --
     Proceeds from issuance of common stock, net of capital
       acquisition costs paid of $20,000 (2003) and $70,000 (2002)        90,861      2,232,583
     Treasury stock purchased                                               --           (2,500)
                                                                     -----------    -----------
                Net cash provided by financing activities                208,891      2,230,083
                                                                     -----------    -----------

Net change in cash                                                    (1,072,974)     1,068,118

CASH AND CASH EQUIVALENTS - beginning of year                          1,073,922          5,804
                                                                     -----------    -----------

CASH AND CASH EQUIVALENTS - end of year                              $       948    $ 1,073,922
                                                                     ===========    ===========

 SUPPLEMENTAL DISCLOSURES
      Non-cash Investing and Financing Activities:
          Patent costs and equipment purchases included
             in accounts payable                                     $    82,559    $    50,716
                                                                     ===========    ===========
          Common stock issued in exchange for
             capital acquisition services                            $    16,400    $    15,000
                                                                     ===========    ===========

   The accompanying notes are an integral part of these financial statements.

                           BIOFORCE NANOSCIENCES, INC.
                          NOTES TO FINANCIAL STATEMENTS



NOTE A - CONTINUITY OF OPERATIONS
---------------------------------

     The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. Due to the research and development nature of the Company, it has sustained significant operating losses in recent years. As a result of these losses, the Company is dependent upon product sales and continued grant and investment proceeds to fund its future operations.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------

     BUSINESS ACTIVITY - The Company provides ultraminiaturized bioanalytical devices and methods embodied in the NanoProTM system. This technology is applicable to drug discovery, proteomics, genomics, clinical diagnostics, environmental testing, and health care. The company also provides a series of products to the Atomic Force Microscopy (AFM) industry under the product category "AFM Enhancement Tools".

     CASH AND CASH EQUIVALENTS - For the purposes of the statement of cash flows, the Company considers all investments with original maturities of three months or less to be cash equivalents. Cash and cash equivalents do not include funds held for others.

     ACCOUNTS RECEIVABLE - Accounts receivable are uncollateralized customer obligations due under normal trade terms requiring payment within thirty days from the invoice date and are stated at the amount billed. Payments of accounts receivable are allocated to the specific invoices identified on the customer's remittance advice or, if unspecified, are applied to the earliest unpaid invoices. Management periodically reviews accounts receivable balances for uncollectible amounts. No allowance for uncollectible amounts is considered necessary at December 31, 2003 or 2002.

     PROPERTY AND EQUIPMENT - Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

     INTANGIBLE ASSETS - Intangible assets consist primarily of patent costs. Patent costs are costs incurred to develop and file patent applications. Trademark and branding costs are costs incurred to develop trademark and brand name applications. If the patents or trade names are approved, the costs are amortized, using the straight-line method, over the shorter of the estimated lives of the technology or the patent/trade name. Unsuccessful patent and trade name application costs are expensed as incurred.

     Management assesses the carrying values of long-lived assets for impairment when circumstances warrant such a review. In performing this assessment, management considers current market analysis and appraisal of the technology, along with estimates of future cash flows and projected operating information. The Company recognizes impairment losses when undiscounted cash flows estimated to be generated from long-lived assets are less than the amount of unamortized assets. Based on its evaluation, the Company has determined that no impairment charge to the intangible assets was necessary at December 31, 2003 and 2002.

     ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

---------------------------------------------------

     INCOME TAXES - The Company uses the "liability method" of accounting for income taxes. Accordingly, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. The temporary differences relate, principally, to benefits of net operating losses that are available to offset future taxable income. Income tax expense is the current tax payable for the year plus or minus the change during the year in deferred tax assets or liabilities.

     The Company has unused net operating loss and research and development credit carryforwards totaling approximately $2,349,000 and $120,000, respectively, at December 31, 2003 that are available to apply against future taxable income. The net operating loss carryforwards begin to expire in 2021 while the research and development credits begin to expire in 2022. As the Company's ability to use these loss carryforwards is uncertain, the Company has established a valuation allowance equal to the deferred tax asset generated by the loss carryforwards.

     Deferred tax assets consisted of the following at December 31:

                                                                2003            2002
                                                             -----------    -----------
       Deferred tax asset arising from net operating loss
         and research and development credit carryforwards   $   589,500    $   234,000
       Valuation allowance                                      (589,500)      (234,000)
                                                             -----------    -----------
       Net deferred tax asset                                $      --      $      --
                                                             ===========    ===========

     CONCENTRATIONS  OF RISK - Federal  government grant receipts awarded by the
     United   States   Department  of  Health  and  Human   Services   comprised
     approximately 87% of 2003 revenue.

     The Company occasionally maintains amounts on deposit with a local financial institution which are in excess of the federally insured limit of $100,000. Statement of Financial Accounting Standards No. 105 identifies this as a concentration of credit risk requiring disclosure, regardless of the degree of risk. The risk is managed by maintaining all deposits in high quality financial institutions.

     ADVERTISING - Advertising costs are expensed as incurred.

NOTE C - FUNDS HELD FOR OTHERS
------------------------------

     Funds held for others represents amounts received from potential investors where the Company has agreed not to use the funds, or issue common stock until collections from potential investors aggregate at least $400,000.

NOTE D - SHAREHOLDER ADVANCE
----------------------------

     A shareholder advanced the Company operating funds during 2003. The advance is unsecured and non-interest bearing. The advance was repaid during January 2004.

NOTE E - LONG-TERM DEBT
-----------------------

     The Company received $100,000 during 2003 under a Community Economic Betterment Account (CEBA) Venture project royalty agreement with Iowa Department of the Economic Development. The agreement requires the Company to pay an annual royalty equal to one percent of prior-year total gross revenues, paid in equal semi-annual payments, until a total repayment of $200,000 has been reached. The estimated total repayment for 2004 is $800. Due to the nature of the repayments, future maturities beyond 2004 are undeterminable.

NOTE F - STOCKHOLDERS' EQUITY
-----------------------------

     During 2003 and 2002, the Company issued 16,400 and 140,000 shares, respectively, of common stock in exchange for consulting services. The cost of the services (at their estimated fair values) related to the identification and acquisition of investors has been charged against equity as a component of capital acquisition costs. Consulting services for general business consulting have been charged to consulting fees at estimated fair value.

     At December 31, 2002, the Company had outstanding warrants allowing the purchase 136,657 shares of the Company's common stock at $0.01 per share. The warrants were issued in exchange for consulting services rendered during 2001. During 2003 and 2002, there were additional warrants issued allowing the purchase of an additional 321,400 and 250,000 shares, respectively, of the Company's common stock at $1.00 per share. These warrants vest at the rate of 33 1/3% per year. At December 31, 2003 and 2002, warrants allowing the purchase of 458,057 and 55,556 shares of common stock for $1.00 per share, respectively, were vested.

NOTE G - STOCK OPTION PLAN
--------------------------

     The Company's Board of Directors has two active stock option incentive plans, the 2003 Stock Option Plan and the 2000 Stock Option Plan.

     Under the terms of the 2000 Stock Option Plan, options may be granted to officers, directors and employees to purchase up to an aggregate of 850,000 shares of the Company's common stock.

     The option exercise price must be at least 100% of the fair market value (as defined by the Plan) of the share on the date of grant of option, however, in the event the participant is an employee and owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any parent and subsidiary corporations immediately before the grant, the purchase price can not be less than 110% of the fair market value of a share on the grant date. The term of an option is fixed upon issuance and cannot exceed 10 years.

                           BIOFORCE NANOSCIENCES, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE G - STOCK OPTION PLAN - Continued
--------------------------

     During 2002, the Company granted options for 696,250 to certain employees, at an exercise price of $1 per share. No options were issued under the 2000 Stock Option Plan during 2003. Stock options vest at a rate determined by the Plan Administrator, generally over 3 years. There are unexercised outstanding stock options for 176,416 and 709,750 shares at December 31, 2003 and 2002, respectively. At December 31, 2003 and 2002, options for 72,666 and 151,717 shares, respectively, were vested. At December 31, 2003, the weighted average remaining contractual life is 8 years for the outstanding unexercised options. Options for 673,584 shares were available for future grants at December 31, 2003 however, management does not anticipate granting any additional options from this Plan.

     Under the terms of the 2003 Stock Option Plan, options may be granted to officers, directors and employees to purchase up to an aggregate of 1,000,000 shares of the Company's common stock.

     The option exercise price must be at least 100% of the fair market value (as defined by the Plan) of the share on the date of grant of option, however, in the event the participant is an employee and owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any parent and subsidiary corporations immediately before the grant, the purchase price can not be less than 110% of the fair market value of a share on the grant date. The term of an option is fixed upon issuance and cannot exceed 10 years.

     During 2003 and 2002, the Company granted options for 30,000 and 50,000, respectively, to certain employees, at an exercise price of $1 per share. Stock options vest at a rate determined by the Plan Administrator, generally over 4 years. There are unexercised outstanding stock options for 50,000 at December 31, 2003 and 2002. At December 31, 2003, options for 5,000 were vested. No options were vested at December 31, 2002. At December 31, 2003, the weighted average remaining contractual life is 8 years for the outstanding unexercised options. Options for 950,000 shares were available for future grants at December 31, 2003.

     As allowed by SFAS No. 123, "Accounting for Stock-Based Compensation," the Company accounts for stock options and similar equity instruments under Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." Entities that elect to continue to account for stock options using APB Opinion No. 25 are required to make pro-forma disclosure of net earnings, as if the fair value-based method of accounting defined in SFAS No. 123 had been applied. As the Company is a nonpublic entity, it is permitted Under SFAS 123 to use the "minimum value" method to value stock options. Under the "minimum value" method expected volatility is effectively zero. Had the Company determined compensation cost based on the fair value at the grant date for stock options under SFAS 123, the Company's net income would have been as indicated below:

                                                Year Ended December 31,
                                           -------------------------------
                                                2003              2002
                                           ------------       ------------
       Net loss - as reported              $ (1,284,029)      $ (834,928)
       Net loss - pro forma                  (1,291,140)        (930,175)

--------------------------

     The fair value of each option granted is estimated on the date of grant using the Black-Scholes option valuation model with the following weighted average assumption used: risk-free interest rates ranging from 2.72% to 5.75%, dividend yield of 0.00%, effective expected volatility of 0.00%, and expected lives of 7 years. The effects of applying SFAS 123 may not be representative of the effects on reported net earnings for future years.

     A summary of the status of the Company's stock option plans as of December 31, 2003 and 2002 and the changes during each year are presented below:

                                                               Shares
                                                      ------------------------
                                                         2003           2002
                                                      ----------    ----------
             Unexercised options, beginning of year      759,750        13,500
             Stock options issued during the year         30,000       746,250
             Stock options expired                      (563,334)         --
             Stock options exercised                        --            --
                                                      ----------    ----------
             Unexercised options, end of year            226,416       759,750
                                                      ==========    ==========
NOTE H - COMMITMENTS
--------------------

     The Company leases its office and laboratory space under an agreement which expires during 2004. Rent expenses totaled $75,421 and $67,114 during 2003 and 2002, respectively.

     The Company has entered into an employment contract with its chief science officer through April 1, 2005 that provides for a minimum annual salary, bonuses and certain other employment benefits.

     The Company has agreed to make severance payments to two employees if the Company terminates their employment. The total commitment under these agreements, excluding benefits, was approximately $105,000 at December 31, 2003.

     The Company has consulting agreements with various companies who provide business and financing consulting services. Fees are payable, in cash and securities, as a percentage of the funds raised by the consultants. The agreements have a remaining term of less than one year.

NOTE I - RESEARCH AND DEVELOPMENT COSTS
---------------------------------------

     Research and development costs are charged to operations when incurred and are included in operating expenses. Research and development costs totaled approximately $950,000 in 2003 and $1,050,000 in 2002.

NOTE J - PENSION PLAN
---------------------

     Beginning January 1, 2003, a 401(k) defined contribution plan was adopted for employees meeting certain age and service requirements. Employer contributions to the plan are made on a discretionary basis. No employer contributions were made to the plan during 2003.

NOTE K - SUBSEQUENT EVENTS
--------------------------

     Subsequent to December 31, 2003, the Company received $350,000 under a convertible note agreement with a shareholder. The terms of the agreement require principal, plus interest at three percent compounded annually, to be repaid in quarterly payments beginning May 1, 2004. The note matures January 15, 2009, unless it has been voluntarily converted to securities by the investor. The note will automatically convert to securities upon BioForce's sale or issuance of common stock, preferred stock or other securities convertible to into common stock for cash which results in receipt by BioForce of at least $3,500,000 in proceeds. The note converts to shares of common stock at the selling price of common stock at the first financing following January 15, 2004, or, in all other circumstances at $0.60/share.